AMENDMENT TO SCHEDULE A
                                     OF THE
                        ADMINISTRATIVE SERVICES AGREEMENT


             PORTFOLIOS OF PBHG INSURANCE SERIES FUND (the "Trust")

         This Schedule A to the Administrative Services Agreement (the "Agreement") dated January 25, 2001, by and between PBHG Fund Services and the Trust, is amended as of the 1st day of March, 2001 to add the PBHG Small Cap Growth Portfolio to the Agreement. The Funds of the Trust that will receive services pursuant to this Agreement are:

PBHG Growth II Portfolio
PBHG Large Cap Growth Portfolio
PBHG Select 20 Portfolio
PBHG Select Value Portfolio
PBHG Mid-Cap Value Portfolio
PBHG Small Cap Value Portfolio
PBHG Technology & Communications Portfolio
PBHG Small Cap Growth Portfolio


PBHG Insurance Series Fund                                PBHG Fund Services



By:/s/ Lee T. Cummings                         By: /s/ Eric C. Schneider
  ----------------------                           ---------------------
       Lee T. Cummings                                 Eric C. Schneider
Title: Chief Financial Officer                   Title: Chief Financial Officer